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                                                                EXHIBIT 99(a)(5)

                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                       INTEGRATED SENSOR SOLUTIONS, INC.
                                       AT
                              $8.05 NET PER SHARE
                                       BY

                         SENSOR ACQUISITION CORPORATION
                        A DIRECT WHOLLY-OWNED SUBSIDIARY
                                       OF

                         TEXAS INSTRUMENTS INCORPORATED

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
          TIME, ON FRIDAY, JUNE 4, 1999, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase dated May 7, 1999 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments and supplements thereto, collectively constitute the "Offer") and other materials relating to the Offer by Sensor Acquisition Corporation (the "Purchaser"), a Delaware corporation and a direct wholly-owned subsidiary of Texas Instruments Incorporated, a Delaware corporation ("Parent"), to purchase all outstanding shares of common stock, par value $.001 per share (the "Shares"), of Integrated Sensor Solutions, Inc., a Delaware corporation (the "Company"), at $8.05 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer. Also enclosed is the letter to stockholders of the Company from the Chairman of the Board and Chief Executive Officer of the Company accompanied by the Company's Solicitation/Recommendation Statement on Schedule 14D-9. This material is being sent to you as the beneficial owner of Shares held by us for your account but not registered in your name. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

     We request instructions as to whether you wish to have us tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

     Your attention is directed to the following:

          1. The tender price is $8.05 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions of the Offer.

          2. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Friday, June 4, 1999, unless the Offer is extended.

          3. The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of May 3, 1999 (the "Merger Agreement"), by and among the Company, Parent, and the Purchaser. The Merger Agreement provides that, among other things, following the consummation of the Offer and the satisfaction or waiver of the other conditions set forth in the Merger Agreement, the Purchaser will be merged with and into the Company (the "Merger"). Following the Merger, the Company will continue as the surviving corporation and will be a direct wholly-owned subsidiary of Parent. At the effective time
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     of the Merger, each outstanding Share (other than Shares owned by Parent, the Purchaser, or any of their respective affiliates or held by stockholders who have demanded and perfected dissenter's rights under Delaware law) will be converted into the right to receive the per Share price paid in the Offer, without interest.

          4. Concurrently with the execution of the Merger Agreement, the Purchaser entered into a Stockholders Agreement dated as of May 3, 1999 (the "Stockholders Agreement") with Manher D. Naik, Donald Paulus, Ramesh Sirsi, David Satterfield, Nagano Keiki Co., Ltd., Breed Technologies, Inc., WK Technology Funds, and Vinod K. Sood, Sood Family Trust dated 5/14/90 (collectively, the "Selling Stockholders"), who own, in the aggregate, 1,948,480 Shares (or approximately 22.3% of the outstanding Shares calculated on a fully diluted basis. Pursuant to the Stockholders Agreement, the Selling Stockholders have agreed to validly tender and not withdraw all Shares beneficially owned by them in the Offer.

          5. The Board of Directors of the Company has unanimously approved the Merger Agreement, the Offer, and the Merger, has determined that the Offer and the Merger are fair to, advisable, and in the best interests of the stockholders of the Company, and unanimously recommends that the Company's stockholders accept the Offer and tender their Shares in the Offer.

          6. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer, that number of Shares which, together with any Shares beneficially owned by Parent or the Purchaser, represent at least a majority of the Shares outstanding on a fully diluted basis. Subject to the terms of the Merger Agreement, the Offer is also subject to other terms and conditions set forth in the Offer to Purchase. Pursuant to the Merger Agreement, the Purchaser has agreed to extend the Offer from time to time until October 31, 1999 (as such date may be extended pursuant to the terms of the Merger Agreement), if at the initial Expiration Date (as defined in the Offer to Purchase), or any extension thereof, all conditions to the Offer have not been satisfied or waived; provided that all such conditions are reasonably capable of being satisfied prior to October 31, 1999. Any or all conditions to the Offer may be waived by the Purchaser.

          7. Any stock transfer taxes applicable to the sale of Shares to the Purchaser pursuant to the Offer will be paid by the Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     In order to tender Shares pursuant to the Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of any book-entry transfer, an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, should be sent to the Depositary, and either certificates representing the tendered Shares should be delivered or such Shares must be delivered to the Depositary pursuant to the procedures for book-entry transfers, all in accordance with the instructions set forth in the Letter of Transmittal and the Offer to Purchase.

     The Offer is being made to all holders of Shares. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

     If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, and returning to us the instruction form set forth below. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form set forth below.
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                           INSTRUCTIONS IN RESPECT OF
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                       INTEGRATED SENSOR SOLUTIONS, INC.
                                       AT
                              $8.05 NET PER SHARE
                                       BY

                         SENSOR ACQUISITION CORPORATION
                        A DIRECT WHOLLY-OWNED SUBSIDIARY
                                       OF

                         TEXAS INSTRUMENTS INCORPORATED

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated May 7, 1999 and the related Letter of Transmittal, in connection with the offer by Sensor Acquisition Corporation, a Delaware corporation and a direct wholly-owned subsidiary of Texas Instruments Incorporated, a Delaware corporation, to purchase for cash all outstanding shares of common stock, par value $.001 per share (the "Shares"), of Integrated Sensor Solutions, Inc., a Delaware corporation.

     This instruction form will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer and the related Letter of Transmittal.

     Dated: ________________________, 1999.

                        NUMBER OF SHARES TO BE TENDERED:

                        ________________________ SHARES*

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                                  Signature(s)

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                          Please Type or Print Name(s)

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                        Please Type or Print Address(es)

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                       Area Code and Telephone Number(s)

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                Tax Identification or Social Security Number(s)

* I (We) understand that if I (we) sign this instruction form without indicating a lesser number of Shares in the space above, all Shares held by you for my
  (our) account will be tendered.